UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2026 (February 17, 2026)

ORION PROPERTIES INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-40873	87-1656425
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 E. Camelback Road, Suite 100
Phoenix,	AZ	85018
(Address of principal executive offices, including zip code)

(602)	698-1002
(Registrant’s telephone number, including area code)

2398 E. Camelback Road, Suite 1060
Phoenix,	AZ	85016
(Former name or former address, if changed since last report)
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class:		Trading symbol(s):	Name of each exchange on which registered:
Common Stock	$0.001 par value per share	ONL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.
CMBS Loan Extension and Modification Agreement
On February 17, 2026, Orion Properties Inc. (the “Company”), through certain of its subsidiaries (the “Mortgage Borrowers”), entered into a loan extension and modification agreement (“Loan Modification Agreement”) with Computershare Trust Company, National Association, as Trustee, for the benefit of the holders of Wells Fargo Commercial Mortgage Trust 2022-ONL, Commercial Mortgage Pass-Through Certificates, Series 2022-ONL (the "Lender"). The Loan Modification Agreement relates to that certain $355.0 million fixed rate securitized mortgage loan dated February 10, 2022 (the “CMBS Loan”). The Loan Modification Agreement includes the following terms and conditions, among others:
•The maturity date of the CMBS Loan has been extended two years from February 11, 2027 until February 11, 2029, subject to two borrower extension options, with the first giving the Mortgage Borrowers the right to further extend the maturity date for an additional one year until February 11, 2030, and the second giving the Mortgage Borrowers the right to further extend the maturity date for an additional six months, until August 11, 2030, each upon satisfaction of certain conditions, including prepayment of the outstanding principal balance of the CMBS Loan by $2.5 million for the initial one-year additional extension and $10.0 million for the six-month additional extension.
•The fixed annual interest rate on the CMBS Loan of 4.971% is unchanged during all extension terms.
•Upon closing of the Loan Modification Agreement, the Mortgage Borrowers made a $2.05 million partial prepayment of the CMBS Loan.
•A new all-purpose reserve was established by the Lender into which all existing tenant improvement, leasing commission and other borrower reserve amounts were funded (a total of $37.7 million on the loan modification date) and the Mortgage Borrowers deposited an additional $7.74 million into the all-purpose reserve which was funded from borrowings under the Company’s Original Revolving Facility (as defined below) and such borrowings were refinanced with borrowings under the New Revolving Facility (as defined below).
•The all-purpose reserve will be used to pay leasing costs and capital expenditures associated with the 19 properties that serve as collateral for the CMBS Loan, as well as to pay any property operating expenses not otherwise fully covered by revenues from the 19 properties.
•The Mortgage Borrowers have agreed that until maturity, the Lender will sweep all monthly excess cash flows from the 19 properties, after payment of interest and property operating expenses. During the initial extension period, the Lender will apply one-half of such excess funds to prepay the outstanding principal balance of the CMBS Loan, and the other half to fund the all-purpose reserve. During any additional extension period, the Lender will apply 75% of such excess funds to prepay the outstanding principal balance of the CMBS Loan, and the remaining 25% of such excess funds to fund the all-purpose reserve. The all-purpose reserve is subject to a cap of $15.0 million during the one-year additional extension period and $5.0 million during the six-month additional extension period. If the reserve cap has been reached, all additional or excess amounts will be utilized to prepay the outstanding principal balance of the CMBS Loan.
•The Company agreed to certain additional obligations that are recourse to the Company.
There are no other relationships between the Company and any of its subsidiaries, including the Mortgage Borrowers, on the one hand, and the Lender, on the other hand.
The above description of the Loan Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Modification Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.
New Revolving Facility
On February 18, 2026, the Company, as parent, and Orion Properties LP, as borrower (“Orion OP”), entered into a credit agreement for a new $215.0 million senior secured revolving credit facility (the “New Revolving Facility”), with the financial institutions party thereto, as lenders, and Wells Fargo Bank, National Association, as Administrative Agent. The New Revolving Facility refinances the Company’s $350.0 million senior revolving facility (the “Original Revolving Facility”). The credit agreement for the New Revolving Facility includes the following terms and conditions, among others:
•The Original Revolving Facility has been terminated and the indebtedness thereunder has been discharged and paid in full with borrowings under the New Revolving Facility. As of the date hereof, the Company had $113.0 million of outstanding borrowings and $102.0 million of additional borrowing capacity under the New Revolving Facility.
•The lenders have agreed to make revolving loans in an aggregate principal balance of up to $215.0 million to Orion OP (a reduction in the lenders’ commitment from $350.0 million pursuant to the Original Revolving Facility). Consistent with the Original Revolving Facility, proceeds from the New Revolving Facility may be used for general corporate purposes and loans under the New Revolving Facility may be prepaid and reborrowed, and unused commitments under the New Revolving Facility may be reduced, at any time, in whole or in part, by Orion OP, without premium or penalty (except for SOFR breakage costs).
•The maturity date of the New Revolving Facility is February 18, 2028, subject to Orion OP’s right to further extend the maturity date for two additional option periods of six months each, upon satisfaction of certain conditions.
•The interest rate applicable to the loans under the New Revolving Facility may be determined, at the election of Orion OP, on the basis of Daily Simple SOFR, Term SOFR or a base rate, plus an applicable margin of 2.75% for SOFR loans and 1.75% for base rate loans (representing a 50-basis point reduction in the applicable margins under the Original Revolving Facility and the 10-basis point SOFR adjustment under the Original Revolving Facility was eliminated). To the extent that amounts under the New Revolving Facility remain unused, consistent with the Original Revolving Facility, Orion OP is required to pay a quarterly commitment fee on the unused portion of the New Revolving Facility in an amount equal to 0.25% of the unused portion of the New Revolving Facility.
•Orion OP and the Company have agreed to grant the lenders first priority mortgages and deeds of trust on a pool of 28 of the Company’s properties and on any additional properties acquired in the future by the Company and approved by the administrative agent (the “Collateral Properties”), and provide other customary collateral associated with a first lien on commercial office properties. Collateral Properties may only be released from the applicable lien in connection with a sale of such property to a third party or qualified financing and 100% of the net cash proceeds must be applied to repay borrowings under the New Revolving Facility.
•Consistent with the Original Revolving Facility, Orion OP’s borrowings are also secured by, among other things, first priority pledges of the equity interest in our subsidiaries that own the Collateral Properties (the “Subsidiary Guarantors”).
•Consistent with the Original Revolving Facility, Orion OP’s borrowings under the New Revolving Facility are guaranteed pursuant to a guaranty by each of the Company (the “Parent Guaranty”), Orion Properties Holdings I LLC, and the Subsidiary Guarantors.
•Orion OP and the lenders agreed that the financial covenants set forth below must be satisfied by Orion OP. Orion OP was in compliance with these financial covenants of the date of the New Revolving Facility.
◦The ratio of total debt to total asset value shall not exceed 0.60 to 1.00.
◦The ratio of adjusted EBITDA to fixed charges must be not less than 1.50 to 1.00.
◦Orion OP's consolidated tangible net worth must be not less than $740.6 million plus 75% of the net proceeds from any equity offering after the date of the New Revolving Facility.
◦Collateral Property Availability must be at least $215.0 million. For this purpose, Collateral Property Availability means 60% of the aggregate as-is appraised value of all Collateral Properties.
◦Collateral Property Debt Yield must be at least 13%.
•Consistent with the Original Revolving Facility, the New Revolving Facility requires that Orion OP comply with various covenants, including covenants restricting, subject to certain exceptions, liens, investments, mergers, asset sales and the payment of certain dividends. If, on any day, Orion OP has unrestricted cash and cash equivalents in excess of $25.0 million (excluding amounts that are then designated for application or use and are subsequently used for such purposes within 30 days), Orion OP will use such excess amount to prepay loans under the New Revolving Facility, without premium or penalty and without any reduction in the lenders’ commitment under the New Revolving Facility.
Consistent with the Original Revolving Facility, the New Revolving Facility includes customary representations and warranties of the Company and Orion OP, which must be true and correct in all material respects as a condition to future extensions of credit under the New Revolving Facility. The New Revolving Facility also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of Orion OP under the New Revolving Facility to be immediately due and payable and foreclose on the collateral securing the New Revolving Facility.
We have entered into a variety of transactions with the lenders or their affiliates in the normal course of our business, such as financings, derivative transactions, and the appointment as sales agents under our at-the-market equity program which was terminated by us without having utilized the program in November 2025, and we may continue to do so in the future. We have engaged affiliates of Wells Fargo Bank, National Association to perform certain financial advisory services to the Company, and we may engage one or more of the lenders or their affiliates to provide advisory, investment banking or other services in the future.

The above descriptions of the New Revolving Facility and Parent Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the credit agreement for the New Revolving Facility and Parent Guaranty, which are attached as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K, and incorporated by reference herein.
Item 1.02. Termination of a Material Definitive Agreement.
On February 18, 2026, the Company entered into the New Revolving Facility described in Item 1.01, replacing and terminating the Original Revolving Facility. The Company did not experience any material early termination penalties due to the termination of the Original Revolving Facility.
Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
A copy of the Company's press release regarding the Loan Modification Agreement and New Revolving Facility has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1*
Loan Extension and Modification Agreement, dated February 17, 2026, by and among the entities identified as Borrower on the signature page attached thereto, as Borrower, Orion Properties Inc. (solely with respect to specified sections), as Guarantor, and Computershare Trust Company, National Association, as Trustee, for the benefit of holders of Wells Fargo Commercial Mortgage Trust 2022-ONL, Commercial Mortgage Pass-Through Certificates, Series 2022-ONL, as Lender.

10.2*
Credit Agreement, dated February 18, 2026, by and among Orion Properties Inc., as Parent, Orion Properties LP, as Borrower, the financial institutions party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

10.3*	Parent Guaranty, dated February 18, 2026, by Orion Properties Inc. in favor of Wells Fargo Bank, National Association, as Administrative Agent.
99.1	Press Release dated February 19, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
____________________________________
*     Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION PROPERTIES INC.

By:	/s/ Paul H. McDowell
Name:	Paul H. McDowell
Title:	Chief Executive Officer

Date: February 19, 2026